EXHIBIT 10.15.2

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Second Amendment”), dated as of March 3, 2008, is entered into by and between EnergySolutions, LLC, a Utah limited liability company (the “Company”), ENV Holdings LLC (“ENV Holdings”), and ALAN PARKER (the “Executive”).  This Second Amendment amends that certain Executive Employment and Non-competition Agreement between the Company and the Executive dated November 14, 2006, as amended pursuant to the First Amendment to Executive Employment and Non-Competition Agreement dated October 30, 2007 (collectively, the “Agreement”), as follows:

1.             Section 2 of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

2.             Term.  The term of this Agreement shall begin on the date hereof and, unless sooner terminated as provided in Section 6, shall conclude on December 31, 2011 (the “Employment Term”).

2.             Section 4(a) of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

(a)           Salary.  In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the “Base Salary”) at the rate of $450,000 per calendar year.  The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried executives and shall be subject to all necessary withholding taxes, FICA contributions and similar deductions, as well as set-off against any amounts Executive owes the Company or its affiliates. In addition, if the Company at any time increases the salaries or hourly wages of other employees of the Company generally by a percentage equally applied to reflect a “cost-of-living increase”, the Base Salary shall be increased by the same percentage cost-of-living increase at the time and in the same manner it is given to other employees of the Company.

3.             The second paragraph of Section 4(b) of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

For purposes of this Agreement, (i) “EBITDA” shall mean the earnings of the Company and its consolidated subsidiaries before interest, taxes, depreciation, accretion and amortization, calculated in accordance with generally accepted accounting principles; (ii) “Actual EBITDA” shall mean, for any fiscal year of the Company, the EBITDA of the Company and its consolidated subsidiaries for such fiscal year as reflected on the Company’s financial statements for such fiscal year; and (iii) “Budgeted EBITDA” shall mean, for any fiscal year of the Company, the EBITDA for the Company and its consolidated subsidiaries for such fiscal year set forth in the budget for such fiscal year adopted by the Board.

4.             Section 4(e) of the Agreement is hereby deleted in its entirety.

5.             Schedule 1 to the Agreement is hereby deleted in its entirety and the Schedule 1 attached hereto and by this reference incorporated herein is substituted in place thereof.

6.             The parties hereby ratify and confirm all terms and conditions set forth in the Agreement that are not expressly modified by this Second Amendment. This Second Amendment and the Agreement shall be considered, for all intents and purposes, as one agreement.  In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Agreement, the terms and provisions of this Second Amendment shall, in all instances, prevail.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first above written.

ENERGYSOLUTIONS, LLC.		ENV HOLDINGS LLC

By	/s/ R Steve Creamer	By	/s/ R Steve Creamer
	R Steve Creamer		R Steve Creamer
	Chief Executive Officer		Manager

/s/ Alan Parker
Alan Parker

Schedule 1

Target Bonus

	Percentage that Actual EBITDA for a fiscal year represents of Budgeted EBITDA for such fiscal year

	90%	100%	110%

Percentage of Base Salary payable as a Bonus	20%	80%	120%

The Bonus payable to the Executive hereunder for each fiscal year is to be interpolated for Actual EBITDA between 90% and 100% or between 100% and 110% of Budgeted EBITDA.

For example, if Actual EBITDA represents 95% of Budgeted EBITDA, a Bonus of 50% of the Executive’s Base Salary would be payable, calculated as follows:

(1)           The increase of Actual EBITDA over the 90% of Budgeted EBITDA benchmark, which in this case equals 5%, is divided by the difference between (a) 100% and (b) 90% (the two applicable Budgeted EBITDA benchmarks), yielding 50%;

(2)           This amount (50%) is then multiplied by the difference between (x) 80% (the Bonus at 100% of Budgeted EBITDA) and (y) 20% (the Bonus at 90% of Budgeted EBITDA), which equals 30% of the Executive’s Base Salary as the Target Bonus. This incremental 30% is added to the 20% Base Salary Target Bonus at 90% of Budgeted EBITDA for a total Target Bonus equal to 50% of Base Salary.

On the other hand, if Actual EBITDA represents 105% of Budgeted EBITDA, then a Bonus of 100% of the Executive’s Base Salary would be payable, calculated as follows:

(1)           The increase of Actual EBITDA over the 100% of Budgeted EBITDA benchmark, which in this case equals 5%, is divided by the difference between (a) 110% and (b) 100% (the two applicable Budgeted EBITDA benchmarks), yielding 50%;

(2)           This amount (50%) is then multiplied by the difference between (x) 120% (the Target Bonus at 110% of Budgeted EBITDA) and (y) 80% (the Target Bonus at 100% of Budgeted EBITDA), resulting in a 20% incremental increase in the Target Bonus, which when added to the 80% of Base Salary payable when Actual EBITDA equals 100% of Budgeted EBITDA Benchmark, yields an aggregate bonus equal to 100% of the Executive’s Base Salary.